UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Elutia Inc., a Delaware corporation (the “Company”) approved actions, which are described further below and in Item 8.01 of this Current Report on Form 8-K (the “Report”), pursuant to which the Company repriced and restructured certain of the Company’s outstanding equity incentives, and granted additional equity incentives to certain employees of the Company (collectively, the “Compensation Actions”). The Compensation Actions included the following:

●	Amendments to CEO Incentive Agreements. The Company and C. Randal Mills, Ph.D., the Company’s President and Chief Executive Officer, entered into amendments to his existing stock option agreements, dated June 21, 2022, covering 182,511 shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), and his existing restricted stock unit (“RSU”) agreements, dated June 21, 2022, covering 89,894 shares of Class A Common Stock. The stock options and RSUs granted under such agreements were scheduled to vest ratably upon the Company achieving share price thresholds (for 20 consecutive trading days) of $12.50, $17.00, $25.00 and $37.00 per share, and the agreements were amended to provide that the incentives would instead vest ratably upon the Company achieving closing share price thresholds (for 20 consecutive trading days) of $6.00, $10.00, $14.00 and $18.00 per share. All other terms of such stock option agreements and restricted stock unit agreements, including the number of shares of Class A Common Stock subject thereto and the requirement that the recipient remain in service with the Company through the applicable vesting date, remained unchanged.

●	New CEO Incentives. Dr. Mills was granted stock options covering 650,000 shares of Class A Common Stock, with an exercise price per share of $3.61 (the closing price of the Company’s Class A Common Stock on the Nasdaq Capital Market on the date of grant), and RSUs covering 650,000 shares of Class A Common Stock. Pursuant to the terms of the related incentive agreements: (i) options covering 162,500 shares, and RSUs covering 162,500 shares (such RSUs, the “Clearance Criteria RSUs”), will vest on the tenth business day following clearance by the U.S. Food & Drug Administration of the Company’s CanGaroo®RM antibiotic-eluting biologic envelope (the “Clearance Criteria”); (ii) options covering 162,500 shares, and RSUs covering 162,500 shares, will vest ratably upon the Company achieving closing share price thresholds (for 20 consecutive trading days) of $6.00, $10.00, $14.00 and $18.00 per share (such RSUs, the “Share Price RSUs”); (iii) options covering 325,000 shares will vest in equal monthly installments over the three-year period from the date of grant; and (iv) of the remaining 325,000 RSUs, (A) one-sixth will vest on June 10, 2024, and (B) the remaining RSUs will vest in ten equal installments beginning on September 10, 2024, and continuing on the tenth day of the third month of each subsequent calendar quarter. With respect to the Clearance Criteria RSUs and Share Price RSUs, if vesting is set to occur during a regularly scheduled “blackout period” under the Company’s then-current insider trading policy, vesting will be delayed until the first business day following expiration of such blackout period. The terms of the incentive agreements are otherwise consistent with the Company’s applicable standard forms of incentive agreement.

●	New Executive Officer Incentives. Matthew Ferguson, the Company’s Chief Financial Officer, and Michelle L. Williams, Ph.D., the Company’s Chief Scientific Officer, were each granted stock options covering 200,000 shares of Class A Common Stock, with an exercise price per share of $3.61 (the closing price of the Company’s Class A Common Stock on the Nasdaq Capital Market on the date of grant), and RSUs covering 200,000 shares of Class A Common Stock. Pursuant to the terms of the related incentive agreements: (i) options covering 50,000 shares, and RSUs covering 50,000 shares, will vest on the tenth business day following achievement by the Company of the Clearance Criteria, provided, that if vesting of the RSUs is set to occur during a regularly scheduled “blackout period” under the Company’s then-current insider trading policy, vesting will be delayed until the first business day following expiration of such blackout period; (ii) options covering 150,000 shares will vest in equal monthly installments over the three-year period from the date of grant; and (iii) of the remaining 150,000 RSUs, (A) one-sixth will vest on June 10, 2024, and (B) the remaining RSUs will vest in ten equal installments beginning on September 10, 2024, and continuing on the tenth day of the third month of each subsequent calendar quarter. The terms of the incentive agreements are otherwise consistent with the Company’s applicable standard forms of incentive agreement.

●	New CFO Incentives. Mr. Ferguson also was granted RSUs covering 50,000 shares of Class A Common Stock. Pursuant to the terms of the incentive agreement, the RSUs vest in three equal installments on September 10, 2024, March 10, 2025, and September 10, 2025. The terms of the incentive agreements are otherwise consistent with the Company’s standard form of incentive agreement.

The foregoing descriptions of the material terms of the amendments and the stock option and RSU incentive agreements are qualified in their entirety by reference to the forms of amendment and incentive agreements, which are filed as Exhibits 10.1 through 10.4 to this Report and incorporated herein by reference.

Item 8.01	Other Events.

As a part of the Compensation Actions described in Item 5.02 to this Report, on January 31, 2024, the Compensation Committee, pursuant to the authority granted to it under the terms of the Aziyo Biologics, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Award Plan (the “2023 Plan”), approved an exchange program, with effect from the date of approval, to reprice options to purchase Class A Common Stock (i) that were granted under the 2020 Plan or 2023 Plan, (ii) were held as of the effective date by the Company’s then-current employees and consultants other than the Company’s executive officers (Dr. Mills, Mr. Ferguson, and Dr. Williams), (iii) do not qualify as incentive stock options, and (iv) have an exercise price per share greater than $7.00. Upon approval of the program by the Compensation Committee, the repriced stock options were immediately repriced such that the exercise price per share for such options was reduced to $3.61 per share, which was the closing price of the Company’s Class A Common Stock on the date of approval. There were no changes to the number of shares underlying the repriced stock options or to the vesting schedules or expiration dates of the repriced stock options. The repriced stock options cover a total of 144,427 shares of Class A Common Stock and had original exercise prices ranging from $7.16 per share to $17.00 per share. The repricing did not include outstanding options under the Company’s incentive award plans covering a total of 1,353,849 shares of Class A Common Stock, which consisted of stock options with exercise prices ranging from $2.37 per share to $6.39 per share, stock options held by the Company’s executive officers, and certain incentive stock options, all of which options remain unchanged. In addition to the ineligible options held by the Company’s executive officers, options held by non-employee members of the Company’s Board of Directors were not eligible for the repricing.

The Compensation Committee approved the repricing to provide added incentive to retain and motivate the holders of the repriced stock options. As of the date of approval of the repricing, nearly all of the stock options held by Company employees were “underwater”, with exercise prices well above the current market price of the Company’s common stock.

In addition, as part of the Compensation Actions, the Compensation Committee approved grants of incentive awards to certain of the Company’s employees, other than its executive officers, consisting stock options covering a total of 565,561 shares of Class A Common Stock with an exercise price per share of $3.61 (the closing price of the Company’s Class A Common Stock on the Nasdaq Capital Market on the date of grant), and RSUs covering a total of 1,167,500 shares of Class A Common Stock. Pursuant to the terms of the related incentive agreements: (i) options covering 53,061 shares were vested as of the date of grant; (ii) of the remaining options (A) 25% will vest on the tenth business day following achievement by the Company of the Clearance Criteria, and (B) 75% will vest in equal monthly installments over the three-year period from the date of grant; (iii) 25% of the RSUs will vest on the tenth business day following achievement by the Company of the Clearance Criteria, provided, that if vesting of the RSUs is set to occur during a regularly scheduled “blackout period” under the Company’s then-current insider trading policy, vesting will be delayed until the first day following expiration of such blackout period; and (iv) of the remaining RSUs, (A) one-sixth will vest on June 10, 2024, and (B) the remaining RSUs will vest in ten equal installments beginning on September 10, 2024, and continuing on the tenth day of the third month of each subsequent calendar quarter. The terms of the incentive agreements are otherwise consistent with the Company’s standard forms of incentive agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Amendment to Stock Option Agreements, dated January 31, 2024, between the Company and C. Randal Mills, Ph.D.

10.2	Form of Amendment to Restricted Stock Unit Agreements, dated January 31, 2024, between the Company and C. Randal Mills, Ph.D.

10.3	Form of Stock Option Agreement under the Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Award Plan.

10.4	Form of Restricted Stock Unit Agreement under the Aziyo Biologics, Inc. Amended and Restated 2020 Incentive Award Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: February 2, 2024	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer